Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

 News Release

New Energy Technologies, Inc and US Department of Energy’s National Renewable Energy Laboratory Fabricate Institute’s Largest-Ever Organic Photovoltaic Device

Columbia, MD – February 21, 2012 – New Energy Technologies, Inc. (OTCQB: NENE), a developer of innovative technologies for generating sustainable electricity, is pleased to announce that Company and NREL scientists collaboratively developing New Energy’s SolarWindow™ technology – capable of generating electricity on see-through glass – have successfully fabricated the largest-area organic photovoltaic (OPV) module ever produced at the United States Department of Energy’s National Renewable Energy Laboratory (NREL).

Scientists developing New Energy’s SolarWindow™ technology fabricated today’s large area 170 square centimeters (cm2) working module, more than 14-times larger than previous OPV devices fabricated at NREL.

NREL is among the world’s most respected and advanced solar-photovoltaic research institutions, and over its 35-year history has been credited for ground-floor support of many of the commercial technologies employed by today's renewable energy industries. NREL and New Energy have been working through a Cooperative Research and Development Agreement to advance the Company’s SolarWindow™ technology for generating electricity on glass windows.

“The fabrication of a large-area see-through solar module of these dimensions is an important step in New Energy’s SolarWindow™ ongoing development,” stated Dr. David S. Ginley, an award-winning NREL Research Fellow and accomplished expert in transparent conductors and OPV. “We believe that building integrated applications provide a promising avenue for OPV deployment and we are continuing to work with New Energy Technologies to further address scale-up, a key milestone toward developing a deployable technology.”

NREL & New Energy Development Team (from L to R): Heather Platt, PhD, Scientist, NREL; David Ginley, PhD, Scientist, Research Fellow, NREL; Dana Olson, PhD, Scientist, NREL; Eric Payne, Senior Licensing Executive, NREL; John Conklin, New Energy; Maikel van Hest, PhD, Scientist, NREL; Scott Hammond, PhD, Principal Scientist, New Energy; and Anne Miller, Agreements Specialist and Licensing Executive, NREL.

“For more than three decades, NREL researchers have worked to help companies move their renewable energy technologies closer to commercial product,” explained Mr. William Farris, Vice President of Commercialization & Technology Transfer at NREL. “It’s encouraging to contribute to breakthroughs such as today’s large-area solar photovoltaic array, an important step toward supporting New Energy Technologies’ SolarWindow™ towards eventual commercial application.”

Dr. Scott Hammond, Principal Scientist, works on SolarWindow™ development.

“Today’s achievement marks our SolarWindow’s ongoing progress in addressing an important hurdle to commercialization – scale-up,” stated Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc. “Our scientists, technical advisors, business team, and shareholders, whose patience and perseverance have contributed to this significant technical stride, can be proud of their Made-In-America accomplishment.

In 2012, our focus is on aggressively advancing our SolarWindow™ technology towards commercialization with larger scale, high-speed manufacturing, higher voltage and bolstered power output, and greater transparency.”

“Today’s achievement marks our SolarWindow’s ongoing progress in addressing an important hurdle to commercialization – scale-up,” stated Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc. “Our scientists, technical advisors, business team, and shareholders, whose patience and perseverance have contributed to this significant technical stride, can be proud of their Made-In-America accomplishment.

In 2012, our focus is on aggressively advancing our SolarWindow™ technology towards commercialization with larger scale, high-speed manufacturing, higher voltage and bolstered power output, and greater transparency.”

Today’s large-area SolarWindow™ milestone was made possible through the efforts of New Energy’s Principal Scientist, Dr. Scott Hammond, in collaboration with numerous NREL Researchers. Working at lab scale, scientists made use of a solution-processable coating technique in order to deposit see-through electricity-generating coatings on to glass surfaces.

These electricity-generating coatings, consisting largely of ‘polymers’, are first designed and subsequently produced by way of organic synthesis; they are then applied to glass using various methods, including high-speed, high-volume industrial processes important to the eventual commercial manufacturing of SolarWindow™ products. Once electricity-generating polymers are applied to a material surface, the resultant effect is the production of an OPV cell. The prospect of SolarWindow™ products generating electricity on see-through glass is made possible by way of the unique architecture associated with this fabrication of the OPV device.

Last month, New Energy announced that researchers had investigated and made use of a high-speed/large-area solution-coating process, which allows for rapid scale-up to larger glass surface areas. This improved process also generally provides for more uniform and faster application of SolarWindow™ electricity-generating coatings than conventional methods, and has resulted in the production of the Company’s new, large-area SolarWindow™ prototype announced today.

Notably, the Company’s latest solution-coating technique has already been demonstrated as compatible with roll-to-roll (R2R) high-speed and high-volume fabrication methods, potentially providing for very-large scale manufacturing. Compared to manufacturing of first-generation solar products, low temperature and ambient pressure R2R manufacturing promises: low labor costs; decreased capital equipment expenditure; reduced cost of energy required for production; and improved environmental and occupational control.

Currently under development for eventual commercial deployment in the estimated 85 million commercial buildings and homes in America, SolarWindow™ is the subject of ten new patent filings and is the world’s first-of-its-kind technology capable of generating electricity on see-through glass windows.

About National Renewable Energy Laboratory (NREL)

NREL is the U.S. Department of Energy's primary national laboratory for renewable energy and energy efficiency research and development. NREL is operated for DOE by the Alliance for Sustainable Energy, LLC.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 33 US and International patent applications. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

  SolarWindow™ technologies which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of ten patent applications. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

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